EXHIBIT 3(i).2

                                                             888349163       9AM
                                                                           FILED
                                                                     DEC 14 1988

                             CERTIFICATE OF MERGER
                                       OF
                    GOLD EQUITY, INC. INTO EQUITY GOLD, INC.


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and the state of incorporation of each of the conituent corporation of the merger is as follows:

                Name                    State of Incorporation
                ------------------      ----------------------
                Equity Gold, Inc.               Delaware

                Gold Equity, Inc.               Delaware

     SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations, in accordance with the requirements contained under Section 231(c) of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger Equity Gold, Inc.

     FOURTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 14901 Quorum Drive, Suite 300, Dallas Texas 75240.

     FIFTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of either constituent corporation.


Dated: December 13, 1988

                                        Equity Gold, Inc.

                                        By: /s/ Jimmy R. Carter
                                        --------------------------
                                        Jimmy R. Carter
                                        President


ATTEST:

By: /s/ L.A. Newian, Jr.
---------------------------
L.A. Newian, Jr.
Secretary